Exhibit 1.1
SALES AGREEMENT
November 19, 2024

BofA Securities, Inc. One Bryant Park New York, New York 10036	KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114
BMO Capital Markets Corp. 151 W 42nd Street 32nd Floor New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
BTIG, LLC 350 Bush Street San Francisco, CA 94104	Nomura Securities International, Inc. (as forward seller through BTIG, LLC) 309 West 49th Street New York, NY 10019
Capital One Securities, Inc. 299 Park Avenue, 29th Floor New York, New York 10171	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202
Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013	Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202
Jefferies LLC 520 Madison Avenue New York, New York 10022	Truist Securities, Inc. 3333 Peachtree Road NE Atlanta, Georgia 30326
J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor New York, New York, 10179	Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001
As Agents and/or forward sellers

Bank of America, N.A. One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5 Canada	Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019
Citibank, N.A. 390 Greenwich Street New York, New York 10013	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

Jefferies LLC 520 Madison Avenue New York, New York 10022	Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202
JPMorgan Chase Bank, National Association New York Branch 383 Madison Avenue New York, New York 10179	Truist Bank 3333 Peachtree Road NE Atlanta, Georgia 30326
KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114	Wells Fargo Bank, National Association 30 Hudson Yards New York, New York 10001
As Forward Purchasers
Ladies and Gentlemen:
    National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), and NSA OP, LP, a Delaware limited partnership and direct subsidiary of the Company (the “Operating Partnership”), each confirms its agreement with each of (i) BofA Securities, Inc., BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agent, forward seller (except with respect to BTIG, LLC and Capital One Securities, Inc.) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below) (in any such capacity, each, an “Agent” and, collectively, the “Agents”), and (ii) Bank of America, N.A., Bank of Montreal, Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), in each case, on the terms set forth in this Sales Agreement (this “Agreement”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold by the Agent acting as forward seller for the Forward Purchaser, then the Agent, as forward seller, shall be acting as sales agent for the Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to the Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to the Agent acting as sales agent shall also be deemed to apply to the Agent when acting as forward seller for the Forward Purchaser, mutatis mutandis. Unless the context requires otherwise, references herein to “related”, “relevant” or “applicable” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as a Forward Purchaser or, as the case may be, such Agent acting as a Forward Purchaser.

The Company and the Operating Partnership each agrees that, if and when the Company determines to sell Primary Shares (as defined below) directly to any Agent as principal, the Company and the Operating Partnership will enter into one or more separate agreements (each a “Terms Agreement”), in substantially the form of Exhibit A hereto relating to such sale, with such changes to such form as the parties thereto may agree.
The Company may also enter into one or more forward share purchase transactions (each, a “Forward”) with one or more Forward Purchasers, as set forth in one or more separate letter agreements (each, a “Confirmation” and, collectively, the “Confirmations”), substantially in the form of Exhibit G hereto, relating to the applicable Forward. Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and herein, deliver to the applicable Forward Purchaser, or an affiliate thereof (including the applicable Agent), up to the maximum number of Common Shares (as defined below) as may be sold in accordance with this Agreement in connection with such Confirmation. In connection therewith, it is contemplated that, at the Company’s direction, such Forward Purchaser will offer and sell through the applicable Agent, acting as forward seller and sales agent on behalf of such Forward Purchaser, on the terms set forth in Section 3 of this Agreement, Forward Hedge Shares to be borrowed by such Forward Purchaser.
The Company proposes to (i) issue, offer and sell from time to time to or through any Agent, acting as sales agent on behalf of the Company and/or acting as principal, common shares of beneficial interest, par value $0.01 per share (“Common Shares”), of the Company and (ii) instruct any Agent, acting as forward seller, to offer and sell Common Shares borrowed by the applicable Forward Purchaser (any such Common Shares, “Forward Hedge Shares”), in each case, on the terms and subject to the conditions set forth in this Agreement, any Confirmation and any Terms Agreement, as applicable. Any Common Shares issued, offered and sold by the Company from time to time to or through any Agent, acting as sales agent for the Company and/or acting as principal, pursuant to this Agreement and, if applicable, any Terms Agreements, as described in (i) above, are hereinafter sometimes referred to as “Primary Shares.” Any Common Shares to be delivered by the Company to any Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are hereinafter sometimes referred to as “Confirmation Shares.” “Shares” means (i) the Primary Shares issued, offered and sold from time to time to or through any Agent, acting as sales agent on behalf of the Company and/or acting as principal, pursuant to this Agreement or any Terms Agreement and (ii) Forward Hedge Shares offered or sold by an Agent acting as a forward seller on behalf of the applicable Forward Purchaser, but excludes Confirmation Shares.
The aggregate Sales Price (as defined herein) of the Shares that may be sold pursuant to this Agreement shall not exceed the Maximum Program Amount (as defined herein). All references to “gross sale price” or “gross proceeds” from the sale of any Shares (and any similar references) shall be deemed to mean, in the case of any Shares sold to any Agent pursuant to a Terms Agreement, the public offering price of such Shares.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-277750), including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Common Shares, to be used in connection with the offer and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus supplement dated November 19, 2024 (the “Prospectus Supplement”) describing the Shares and offer and sale thereof, together with the Base Prospectus, in each case, as amended or supplemented (if applicable), or, a new prospectus supplement related to the Shares, is called the “Prospectus”; provided that, when used with respect to any offering of Primary Shares by an Agent as principal pursuant to a Terms Agreement, the term “Prospectus” means (A) the Prospectus Supplement, together with the Base Prospectus, in each case, as amended or supplemented (if applicable), and (B) the pricing supplement (as defined herein) relating to such offering of Primary Shares by any Agent as principal pursuant to a Terms Agreement. As used herein “preliminary prospectus” means, with respect to any offering of Primary Shares by any Agent as principal pursuant to a Terms Agreement, (A) the Prospectus Supplement, together with the Base Prospectus, in each case, as amended and supplemented (if applicable), and (B) the preliminary pricing supplement (as defined herein) relating to such offering of Primary Shares by any Agent as principal pursuant to a Terms Agreement. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means (A) either (1) as of any Time of Sale relating to an offering of Shares through an Agent as sales agent or forward seller, the Prospectus, as amended and supplemented as of such Time of Sale or (2) as of any Time of Sale relating to an offering of Primary Shares by an Agent as principal pursuant to a Terms Agreement, the preliminary prospectus prepared in connection with such offering, as amended and supplemented (if applicable) as of such Time of Sale, and (B) each free writing prospectus (other than a road show that is a free writing prospectus but is not required to be filed under Rule 433 under the Securities Act) filed or used by the Company on or before such Time of Sale, taken together (collectively, and, with respect to any Shares, including the public offering price of such Shares).
All references in this Agreement to the Registration Statement, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and supporting schedules, statements of revenue and certain expenses and other information that is “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules, statements of revenue and certain expenses and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base Prospectus or the Prospectus, as the case may be. All references to the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference to the date of any preliminary prospectus means the date of the applicable preliminary prospectus supplement. Any reference to the date of the Prospectus means the date of the Prospectus Supplement or, in the case of any offering of Primary Shares by an Agent as principal pursuant to a Terms Agreement, the date of the applicable pricing supplement.
Section 1. CERTAIN DEFINITIONS
For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agents shall have placed or sold as sales agents under this Agreement or as principals under one or more Terms Agreements the Maximum Program Amount and (y) the date this Agreement is terminated pursuant to Section 7.
“Floor Price” means the minimum price for each of the Common Shares set by the Company in the Instruction Notice or the Forward Instruction Notice, as applicable, below which an Agent acting as the sales agent or as forward seller shall not sell Common Shares during the applicable Selling Period, which may be adjusted by the Company at any time during the Selling Period by delivering written notice of such change to the Agent.
“Forward Hedge Selling Period” has the meaning set forth in Section 3(b).
“Forward Instruction Notice” has the meaning set forth in Section 3(b).
“Instruction Date” means any Trading Day during the Agency Period that an Instruction Notice is delivered on or a Forward Instruction Notice is accepted on by the parties thereto, in each case, pursuant to Section 3(b)(i).
“Instruction Notice” has the meaning set forth in Section 3(b).
“Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the

Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically).
“Maximum Program Amount” means $400,000,000.
“preliminary pricing supplement” means any preliminary prospectus supplement to the Prospectus relating to an offering of Primary Shares by any Agent as principal pursuant to a Terms Agreement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.
“pricing supplement” means any prospectus supplement to the Prospectus relating to an offering of Primary Shares by any Agent as principal pursuant to a Terms Agreement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.
“Principal Market” means the New York Stock Exchange or such other national securities exchange on which the Common Shares, including any Shares, are then listed.
“Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Primary Shares pursuant to a Terms Agreement that is a “written communication” (as defined in Rule 405 under the Securities Act).
“Sales Price” means the actual gross sale execution price of each Share sold by an Agent (acting as sales agent, forward seller or principal) pursuant to this Agreement.
“Selling Commission” means a rate mutually agreed to by the Company and an Agent or a Forward Purchaser, as applicable, in connection with the issuance by the Company of an Instruction Notice or a Forward Instruction Notice; provided that in no event shall such rate exceed two percent (2.0%) of the Sales Price per Share sold pursuant to such Instruction Notice or Forward Instruction Notice; provided that the compensation payable to an Agent, acting as forward seller on behalf of the relevant Forward Purchaser, for sales of Forward Hedge Shares shall be reflected in a reduction to the volume-weighted average price at which sales of Forward Hedge Shares are executed on behalf of the relevant Forward Purchaser, as set forth opposite the caption “Initial Forward Price” in the applicable Confirmation, not to exceed two percent (2.0%).
“Selling Period” means (i) in relation to a sale of the Primary Shares through an Agent on an agency basis, the period of one (1) to twenty (20) consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Instruction Notice) including the Trading Day on which an Instruction Notice is delivered pursuant to Section 3(b)(i), if such notice is delivered prior to 3:00 p.m. (New York City time) and otherwise, following the Trading Day on which an Instruction Notice is delivered pursuant to Section 3(b)(i), and (ii) in relation to a sale of the Forward Hedge Shares in connection with a Forward, the Forward Hedge Selling Period (as defined below).
“Settlement Date” means the first business day that is also a Trading Day following each Trading Day during the Selling Period on which Shares are sold pursuant to this Agreement or any Terms Agreement to which an Agent is a party (unless another date shall be agreed to by the

Company, the Agent and, if applicable, the relevant Forward Purchaser), when the Company or the relevant Forward Purchaser, as applicable, shall deliver to the Agent the amount of Shares sold on such Trading Day and, simultaneously with such delivery, the Agent shall deliver to the Company or the Forward Purchaser, as applicable, the Net Proceeds; provided that, notwithstanding the foregoing, settlement for any Additional Securities (as defined in Exhibit A hereto) that are to be purchased by the Agent pursuant to any Terms Agreement will occur on the date or dates specified pursuant to such Terms Agreement and the term “Settlement Date,” as used in this Agreement and any Terms Agreement with respect to such Additional Securities, shall be deemed to include any such date on which any such Additional Securities are to be purchased by the Agent pursuant to a Terms Agreement.
“Time of Sale” means, with respect to any offer and sale of Shares, the first time that a purchaser shall agree to purchase such Shares through an Agent, acting as sales agent or forward seller, or from an Agent, acting as principal, pursuant to this Agreement or pursuant to a relevant Terms Agreement, or such other time as agreed by the Company and an Agent.
“Trading Day” has the meaning set forth in Section 3(b).
Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Each of the Company and the Operating Partnership hereby represents, warrants and covenants to each Agent and Forward Purchaser that as of (1) the date of this Agreement, (2) each Instruction Date, (3) each Settlement Date, (4) each Triggering Event Date and (5) as of each Time of Sale:
(a)    Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply at the time of such filing or effectiveness, as the case may be, in all material respects with the requirements of the Exchange Act.
(b)    Disclosure. Each preliminary prospectus, if any, and the Prospectus when filed complied and will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to an Agent for use in connection with the offer and sale of the Shares. Each of the Registration Statement, and any

post-effective amendment thereto, at the time it became or becomes effective and as of each deemed effective date with respect to an Agent pursuant to Rule 430B(f)(2) under the Securities Act, complied and will comply in all material respects with the Securities Act and did not and will not, at the time of effectiveness or any deemed effective date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus did not and will not, as of any Time of Sale, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus did not and will not, as of its date or any Settlement Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Agent and any Forward Purchaser furnished to the Company in writing by or on behalf of such Agent and such Forward Purchaser expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 6(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.
(c)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (c) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, any Terms Agreement and any Confirmation, and (E) at each Time of Sale, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
(d)    Ineligible Issuer Status. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus, as then amended and supplemented, or any preliminary prospectus. Except for the free writing prospectuses and electronic road shows, if any, furnished to any Agent and any Forward Purchaser before first use in compliance with Section 4(e) herein, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Agents and the Forward Purchasers, prepare, use or refer to, any free writing prospectus (except that no such written consent shall be required for any free writing prospectus relating solely to an offering of Primary Shares pursuant to a Terms Agreement to which the relevant Agent is not a party). Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Time of Sale, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)    Distribution of Offering Material By the Company. The Company has not distributed any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus and the Prospectus, as in each case, as from time to time amended or supplemented in compliance with Section 4(d), or any free writing prospectus distributed in compliance with Section 4(e), as from time to time amended or supplemented in compliance with Section 4(e).
(f)    This Agreement; Confirmations; Terms Agreements. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. Each Terms Agreement and Confirmation that may be entered into by the Company and the Operating Partnership (as applicable) pursuant to this Agreement will, as of its date, have been duly authorized, executed and delivered by the Company and the Operating Partnership (as applicable).
(g)    The Partnership Agreement. The limited partnership agreement of the Operating Partnership (as so amended and amended and restated, the “Partnership Agreement”), as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, constitute legal, valid and binding obligations of the Company and the Subsidiaries, to the extent a party thereto, enforceable against the Company and the Subsidiaries, to the extent a party thereto, in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles or by the ability of any person to receive the remedies of injunctive relief, specific performance, liquidated damages or any similar remedies in any proceeding.
(h)    Authorization of the Primary Shares and Confirmation Shares. The Primary Shares have been duly authorized for issuance and sale pursuant to this Agreement and, if applicable, any Terms Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and any Terms Agreement, as applicable, will be validly issued, fully paid and nonassessable, and the issuance and sale of such Primary Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Primary Shares. The Confirmation Shares have been duly authorized for issuance pursuant to a Confirmation and when the Confirmation Shares, if any, are issued and delivered by the Company to the Forward Purchaser against payment therefor pursuant to a Confirmation, such Confirmation Shares will be validly issued, fully paid and non-assessable, and the issuance of such Confirmation Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Confirmation Shares.
(i)    No Applicable Registration or Other Similar Rights. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or any Terms Agreement.
(j)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that would be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); and (ii) the Company and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, considered as one entity, or has entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the shares of beneficial interest or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries and, except for dividends or distributions paid by the Company and the Operating Partnership in the ordinary course of business and dividends or distributions paid to the Company or other Subsidiaries, there has been no dividend or distribution of any kind declared, paid or made by the Company or by any of the Subsidiaries on any class of shares of beneficial interest or other equity securities and, except for any redemption of units of the Operating Partnership as permitted under the Partnership Agreement, there has been no repurchase or redemption by the Company or any Subsidiary of any class of shares of beneficial interest or other equity securities.
(k)    Independent Accountants. KPMG LLP, which has expressed its opinion with respect to the consolidated and combined financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedule filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, and was during the periods covered by its report, an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”).

(l)    Financial Statements. The historical consolidated and combined financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and their respective consolidated and combined results of operations, changes in equity (deficit) and cash flows for the periods specified. The supporting schedule included in the Registration Statement presents fairly the information required to be stated therein. The statements of revenues and certain expenses filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the revenues and certain expenses related to the operations of each of properties or group of properties identified in statements of revenues and certain expenses for the periods specified. Such financial statements and supporting schedule and statements of revenues and certain expenses have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma condensed consolidated financial statements of the Company and the Subsidiaries and the related notes filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no other historical or pro forma financial statements or supporting schedules or statements of revenues and certain expenses are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. All disclosures contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus and any free writing prospectus, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules, statements of revenues and certain expenses or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(m)    Company’s Accounting System. The Company and each of the Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(n)    Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(o)    Organization and Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of Maryland and has the real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, any Confirmation and any Terms Agreement. The Company is duly qualified as a foreign real estate investment trust to transact business and is in good standing in the State of Colorado and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not be expected, individually or in the aggregate, to result in a Material Adverse Effect (as defined herein).
(p)    Good Standing of the Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of Delaware and has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and any Terms Agreement. The Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in the State of Colorado and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not be expected, individually or in the aggregate, to result in a Material Adverse Effect (as defined herein). The Company is the sole general partner of the Operating Partnership.
(q)    Subsidiaries. Each “subsidiary” of the Company (as defined in Rule 405 under the Securities Act, each, a “Subsidiary” and, together, the “Subsidiaries”), other than the Operating Partnership, has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to so qualify or to be in good standing would not be expected, individually or in the aggregate, to result in a Material Adverse Effect (as defined herein). The Operating Partnership and each DownREIT Partnership (as defined herein) is a Subsidiary of the Company. Each Subsidiary, other than the Operating Partnership, is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not be expected, individually or in the aggregate, to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary, other than the Operating Partnership and each DownREIT Partnership, have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and with respect to liens created pursuant to customary pledges of equity in connection with mortgages and/or mezzanine financings, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.
(r)    Capitalization and Other Matters. The authorized, issued and outstanding shares of beneficial interest of the Company is as set forth in the line items appearing under the caption “Equity” in the Company’s balance sheet appearing in the most recent Annual Report on Form 10-K or, if more recent, the most recent Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A) (other than for subsequent issuances, if any, pursuant to this Agreement, any Confirmation, any Terms Agreement, or employee benefit plans, or upon the exercise, redemption, or exchange of convertible or exchangeable securities, including OP Units (as defined below) and issuances of OP Units in connection with acquisitions, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Common Shares conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Common Shares, 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (“Series A Preferred Shares”), of the Company and 6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Company (the “Series B Preferred Shares”), of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Common Shares, Series A Preferred Shares or Series B Preferred Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no (i) authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or (ii) equity or debt securities convertible into or exchangeable or exercisable for, any shares of beneficial interest of the Company or any Subsidiary, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s 2024 Equity Incentive Plan, 2015 Equity Incentive Plan, 2013 Long-Term Incentive Plan and other share plans or arrangements, and the equity-based awards or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, accurately and fairly present the information required to be disclosed by Item 402 of Regulation S-K under the Securities Act with respect to such plans, arrangements, awards and rights.
(s)    Limited Partner Interests. The Class A common units of limited partner interest in the Operating Partnership (“OP Units”), long-term incentive plan units in the Operating Partnership (“LTIP Units”), Class X common units of limited partner or limited liability company interest in subsidiaries of the Operating Partnership (each such partnership, a “DownREIT Partnership” and such units, “DownREIT OP Units”), 6.000% Series A cumulative redeemable preferred units of limited partnership interest in the Operating Partnership (“Series A Preferred Units”), 6.000% Series A-1 cumulative redeemable preferred units of limited partnership interest in the Operating Partnership (the “Series A-1 Preferred Units”) and 6.000% Series B cumulative redeemable preferred units of limited partnership interest in the Operating Partnership (“Series B Preferred Units” and together with OP Units, LTIP Units, DownREIT OP Units, Series A Preferred Units and Series A-1 Preferred Units, collectively, “Units”) conform in all material respects to the descriptions thereof contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding Units have been duly authorized and validly issued and have been issued in compliance with all federal and state securities laws. None of the outstanding Units was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Operating Partnership or any DownREIT Partnership. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any Units or other ownership interests of the Operating Partnership or any DownREIT Partnership, other than those described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus. The OP Units, the Series A Preferred Units and the Series B Preferred Units to be issued to the Company by the Operating Partnership in connection with the Company’s issuance of the Common Shares, Series A Preferred Shares or Series B Preferred Shares, respectively, have been duly authorized for issuance by the Operating Partnership to the Company and, on the applicable Settlement Date, will be validly issued and fully paid. All OP Units, Series A Preferred Units and Series B Preferred Shares to be issued in connection with the Company’s issuance of the Common Shares, Series A Preferred Shares and Series B Preferred Shares, respectively, will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws. The outstanding Units (other than the Series A Preferred Units and the Series B Preferred Units) of the Operating Partnership are as set forth in the table appearing under the note to the Company’s financial statements titled “Noncontrolling Interests” appearing in the most recent Annual Report on Form 10-K or, if more recent, the most recent Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A) (other than for subsequent issuances after the period set forth in the applicable Form 10-K or Form 10-Q, if any, pursuant to this Agreement, any Terms Agreement or employee benefit plans, or upon the exercise, redemption, or exchange of convertible or exchangeable securities, including OP Units and issuances of OP Units in connection with acquisitions, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus)
(t)    Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.
(u)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any Subsidiary is in violation of its declaration of trust, charter or bylaws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, operations, assets, liabilities or prospects of the Company and the Subsidiaries, considered as one entity (a “Material Adverse Effect”). The Company’s and the Operating Partnership’s (as applicable) execution, delivery and performance of this Agreement, any Confirmation and any Terms Agreement, consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus and the offer and sale of the Shares (including the use of proceeds from the sale of the Primary Shares hereunder or under any Terms Agreement and proceeds from the settlement of any Confirmation Shares under the applicable Confirmation as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary real estate investment trust or limited partnership action, as applicable, and will not result in any violation of the provisions of the declaration of trust or bylaws, partnership agreement, operating agreement or similar organizational documents, as applicable, of the Company or any Subsidiary; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the

Company or any Subsidiary pursuant to, or require the consent of any other party to (except for such consents as have been obtained or made by the Company or any such Subsidiary and are in full force and effect), any Existing Instrument, except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary, except for such violations that would not be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including, but not limited to, in connection with the Alternative Investment Fund Managers Directive 2011/61/EU (“AIFMD”) or any laws and regulations implementing AIFMD), is required for the Company’s or the Operating Partnership’s (as applicable) execution, delivery and performance of this Agreement, any Confirmation or any Terms Agreement and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except (i) such as have been obtained or made by the Company or the Operating Partnership and are in full force and effect under the Securities Act or which shall have been obtained or made prior to each relevant Settlement Date, and (ii) such as may be required under applicable state securities or blue sky laws or by the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
(v)    Compliance with Laws. The Company and the Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.
(w)    No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company or any Subsidiary, which would be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement or the performance by the Company or the Operating Partnership of its respective obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company or any Subsidiary, would not be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company and the Operating Partnership, is threatened or imminent, which, in either case, would, individually or in the aggregate, result in a Material Adverse Effect.

(x)    Intellectual Property Rights. The Company and the Subsidiaries own or possess all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned or licensed by any of them or which is necessary for the conduct of, or material to, any of their respective businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the Intellectual Property, which would be expected, individually or in the aggregate, to result in a Material Adverse Effect; neither the Company nor any Subsidiary has infringed or is infringing the intellectual property of a third party, which infringement would be expected, individually or in the aggregate, to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary.
(y)    Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for any such security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ IT Systems and Data that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (B) to the knowledge of the Company, neither the Company nor its Subsidiaries have been notified in writing of, and have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise of the Company’s or its Subsidiaries’ IT Systems and Data and (C) the Company and its Subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, operation, redundancy and security of their IT Systems and Data used in connection with the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries are presently in compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.
(z)    All Necessary Permits, etc. The Company and the Subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”). Neither the Company nor any Subsidiary is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit.
(aa)    Title to Properties. (i) The Operating Partnership holds, directly or indirectly through another Subsidiary, good and marketable title (fee or, in the case of ground leases and as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, leasehold) to all real property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as owned by it and the improvements located thereon (individually, a “Property,” and, collectively, the “Properties”), and the Company and the Subsidiaries have good and marketable title to all other assets, if any, owned by them, in each case, free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except as (A) are described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus or (B) would not be expected, individually or in the aggregate, to materially affect the value of such Property or assets and would not be expected to materially interfere with the use made and proposed to be made of such Property or assets by the Company or any Subsidiary; (ii) (X) each ground lease relating to a Property under which the Company or a Subsidiary is a tenant is in full force and effect; (Y) neither the Company nor any Subsidiary has received any notice of any event which, with or without the passage of time or the giving of notice, or both, would constitute a material default under any such ground lease; and (Z) neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such ground lease or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased premises under such ground lease, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) all liens, charges, encumbrances, claims or restrictions on any of the Properties or other assets of the Company or any Subsidiary that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are disclosed therein; and (iv) and no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein (other than with respect to one Property that does not constitute a material portion of the Properties, taken as a whole).
Neither the Company nor the Operating Partnership has knowledge of any violation of any municipal, state or federal law, rule or regulation concerning any Property, except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not be expected, individually or in the aggregate, to result in a Material Adverse Effect; neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Company nor any Subsidiary has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would be expected, individually or in the aggregate, to have a Material Adverse Effect.

Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible into an equity interest of the Company or any Subsidiary; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any Subsidiary; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any Subsidiary.
To the knowledge of the Company and the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(bb)    Tax Law Compliance. The Company and the Subsidiaries have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar material assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined. No material deficiency for taxes has been asserted against the Company or any Subsidiary, and there are no current, pending or threatened audits, assessments or other actions relating to any material tax liability of the Company or any Subsidiary.
(cc)    Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All factual statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and accurate in all material respects.
(dd)    Insurance. Each of the Company and the Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, and acts of vandalism. Neither the Company nor the Operating Partnership has reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has

been denied any insurance coverage which it has sought or for which it has applied; provided that the representation in this sentence, as it relates to the DownREIT Partnerships, shall be to the knowledge of the Company.
(ee)    Compliance with Environmental Laws. Except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary; and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.
(ff)    ERISA Compliance. The Company and the Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that are subject to Title IV of ERISA. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, other than as would not result in a Material Adverse Effect. Each employee benefit plan established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under

Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(gg)    Company and Operating Partnership Not an “Investment Company.” Neither the Company nor the Operating Partnership is, or will be, either after receipt of payment for the Primary Shares hereunder or under any Terms Agreement or proceeds from the settlement of any Confirmation Shares under the applicable Confirmation or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(hh)    No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any Subsidiary has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.
(ii)    Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.
(jj)    FINRA Matters. All of the information provided to the Agents or to counsel for the Agents by the Company, and to the knowledge of the Company, its officers and trustees and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, and correct in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules. Conduct Rules is true, complete and correct in all material respects.
(kk)    Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.
(ll)    No Unlawful Contributions or Other Payments. Neither the Company nor any Subsidiary nor, to the best knowledge of the Company and the Operating Partnership, any employee or agent acting on behalf of the Company or any Subsidiary, in the course of its actions for, or on behalf of, the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.
(mm)    Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) has used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) has made or will make any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or employee from corporate funds; (iii) has violated, is in violation of or will violate any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) has made or will make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and applicable anti-corruption laws and the Company and the Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the FCPA or any applicable non-U.S. anti-bribery statute or regulation is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.
(nn)    Money Laundering Laws. The operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”)[; provided that the foregoing representation, as it relates to the DownREIT Partnerships, shall be to the knowledge of the Company], and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.
(oo)    OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Company or any Subsidiary is, or is controlled by a person or entity that is, (i) currently the subject of any sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department (“Sanctions”), (ii) located, organized or resident in a country or territory that is the subject of sanctions (at the time of this Agreement being, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the non-designated controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, but subject to changes from time to time) (“Sanctioned Country”); neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering of the Primary Shares hereunder or under any Terms Agreement or proceeds from the settlement of any Confirmation Shares under the applicable Confirmation, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, (i) to fund or facilitate the activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or in violation of Sanctions, (ii) to fund or facilitate any activities of business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner (including by any person participating in the transaction whether as sales agent, principal, advisor, investor or otherwise) that will result in a violation of Sanctions. Since April 24, 2019, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or any Sanctioned Country in violation of Sanctions.
(pp)    Sarbanes-Oxley Compliance. The Company is, and after execution, delivery and performance of this Agreement, any Confirmation and any Terms Agreement and the consummation of the transactions contemplated hereby and thereby will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(qq)    Brokers. Except pursuant to this Agreement, any Confirmation or any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement, any Confirmation or any Terms Agreement.
(rr)    Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances. No such statement was made with the knowledge of an executive officer or trustee of the Company that was false or misleading.
(ss)    Accurate Disclosure. The statements in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Company’s most recent Annual Report on Form 10-K or, if more recent, the most recent Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A and, in each case, as modified by any subsequent filing by the Company under the Exchange Act) under the headings “Description of Securities—Restrictions on Ownership and Transfer,” “Risk Factors—Risks Related to Our Structure and Our Relationships with Our PROs,” “Risk Factors—Risks Related to Our Qualification as a REIT,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence” insofar as such statements summarize laws, legal matters, agreements, documents or proceedings discussed therein, are true and accurate summaries of such laws, legal matters, agreements, documents or proceedings in all material respects.
(tt)    Dividend Restrictions. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, upon the breach of certain covenants or during an event of default under any mortgage or other loan document, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company or the Operating Partnership, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company, the Operating Partnership or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or the Operating Partnership.
Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Agent, any Forward Purchaser, counsel for the Agents or counsel for the Forward Purchasers in connection with the offer and sale of the Shares shall be deemed a representation and warranty by the Company and the Operating Partnership to the Agents and to the Forward Purchasers (as applicable) as to the matters covered thereby.
The Company and the Operating Partnership have a reasonable basis for making each of the representations set forth in this Section 2. The Company and the Operating Partnership acknowledge that the Agents and the Forward Purchasers and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and the Operating Partnership, counsel to the Agents and counsel to the Forward Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
Section 3. SALE OF SHARES
(a)    Sale of Securities. On the basis of the representations, warranties and agreements herein contained, from time to time during the Agency Period:
(i)    the Company may seek to sell Shares through an Agent, acting as sales agent, based on and in accordance with Instruction Notices as the Company may deliver (and the Agent agrees to use its commercially reasonable efforts to sell such Shares when acting as sales agent for the Company), or if agreed to by the Agent pursuant to a Terms Agreement with the Company and the Operating Partnership, to issue and sell Primary Shares to be sold pursuant to such Terms Agreement directly to the Agent, acting as principal, and/or
(ii)    provided that the Company enters into a Confirmation with a Forward Purchaser with respect to a relevant Forward in accordance with Section 3(b)(i), the Company may, in consultation with the Forward Purchaser and the applicable Agent, based on and in accordance with the relevant Forward Instruction Notice, instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Forward Hedge Shares borrowed by such Forward Purchaser from third parties to hedge such Forward Purchaser’s exposure under the Forward, (and the Agent, acting as forward seller on behalf of the applicable Forward Purchaser agrees to use its commercially reasonable efforts to offer and sell such Forward Hedge Shares at such prices and in such amounts as contemplated by the relevant Forward Instruction Notice (as defined below))
with an aggregate Sales Price of up to the Maximum Program Amount and, in each case referred to in clauses (i) and (ii) above, on the terms and subject to the conditions set forth in this

Agreement and, if applicable, such Terms Agreement or Confirmation. Sales of Shares, if any, purchased by the Agent as principal will be made as provided in the applicable Terms Agreement and preliminary prospectus relating to such Primary Shares.
(b)    Mechanics of Sale.
    (i) The Shares are to be sold on an agency basis on any trading day (other than a day on which the Principal Market is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) during the Agency Period on which (i) the Company has instructed an Agent to make such sales, on behalf of the Company or on behalf of the applicable Forward Purchaser as forward seller, pursuant to the Instruction Notice or the Forward Instruction Notice, as applicable and (ii) the Company has satisfied or such Agent (and if applicable, such Forward Purchaser) has waived the covenants and conditions set forth in Section 5(a) and Section 5(e) hereof. On any Trading Day the Company may sell Shares through only one Agent; provided that the foregoing shall not prohibit the Company and the Operating Partnership from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell Primary Shares set forth in the Terms Agreements or prohibit or limit in any respect the offer or sale of Primary Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement. If the Company determines to sell Shares through an Agent, it shall by notice that is executed by its Chief Executive Officer, President or Chief Financial Officer (i) in the case of sales on behalf of the Company, instruct a representative of the applicable Agent (previously identified by the Agent in writing, with the understanding that, with prior written notice, the Agent may modify the list of its representatives from time to time) by telephone and confirmed promptly by email (which confirmation will be promptly acknowledged by such Agent) as to the maximum number and the maximum aggregate Sales Price of Shares to be sold on such Trading Day and the Floor Price, in the form of a notice set forth in Exhibit B (the “Instruction Notice”), or (ii) in the case of a Forward, propose to the applicable Forward Purchaser and such Agent acting as forward seller, by delivery of an instruction by email, to execute a Forward with the parameters specified in the next paragraph; provided, however, that in no event shall the aggregate Sales Price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 3(b) hereof (including offers and sales of Forward Hedge Shares on behalf of any relevant Forward Purchaser, but excluding Confirmation Shares), exceed, as the case may be: (i) the Maximum Program Amount, as reduced by prior sales of the Shares under this Agreement, (ii) the aggregate gross sales price or number, as the case may be, of Shares available for sale under the Registration Statement or (iii) the number of Shares duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the Principal Market, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price or number of Shares duly authorized by the Company. If the Agent elects to purchase Primary Shares as principal, the sale and purchase of such Primary Shares shall be made pursuant to a Terms Agreement, and the Company and the Operating Partnership agree not to enter into a Terms Agreement with the Agent to sell any Primary Shares in excess of the aggregate Sales Price of Primary Shares set forth in the preceding sentence. Notwithstanding anything to the contrary in this Agreement, any Agent may decline, for any reason in its sole discretion, to act as sales agent for the Company hereunder with respect to one or more sets of Company instructions for the sale of the Shares.
    If the Company desires that a Forward Purchaser enter into a Confirmation and that the applicable Agent sell Forward Hedge Shares as forward seller on behalf of such Forward Purchaser pursuant to such Confirmation in accordance with Section 3(a)(ii), the Company’s instruction shall be substantially in the form set forth in Exhibit F hereto (or such other form as the Company, such Forward Purchaser and the relevant Agent shall agree) (as accepted by the relevant Forward Purchase and Agent in accordance with this paragraph, the “Forward Instruction Notice”), shall be addressed to the representatives of such Forward Purchaser and the relevant Agent (previously identified by such Forward Purchaser and Agent in writing, with the understanding that, with prior written notice, the Forward Purchasers and the Agents may modify the lists of their respective representatives from time to time) and shall include: (A) the maximum number, the maximum aggregate Sales Price and the Floor Price per share of Forward Hedge Shares to be sold by the relevant Agent over the Forward Hedge Selling Period specified in such instruction (such maximum aggregate Sales Price, the “Aggregate Maximum Forward Hedge Amount”) and (B) the desired terms for the related Confirmation. The relevant Forward Purchaser and/or the Agent shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such instruction was delivered, choose to (1) accept the terms proposed in such instruction, (2) decline to participate in the proposed Forward or (3) propose amended terms upon which the Forward Purchaser and/or the Agent would participate in the proposed Forward; provided, however, that in the case of clause (3), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which the Forward Purchaser and/or the Agent proposed such amended terms. Promptly upon the acceptance of such instruction (or its amended terms, as applicable, and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Confirmation substantially in the form of Exhibit G hereto and consistent with such Forward Instruction Notice.
    “Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Forward Instruction Notice), beginning on the date specified in the such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Agent, as forward seller, shall have completed the sale of Forward Hedge Shares in connection with the relevant Confirmation (such date, which shall be notified by the Agent, as forward seller, to the Company by way of a Pricing Supplement (as defined in the relevant Confirmation), the “Hedge Completion Date” for the purposes of the relevant Confirmation); provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Confirmation) under, and pursuant to the provisions of Section 7(g) of the relevant Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the relevant Confirmation) occurs, then the Forward Hedge

Selling Period shall, upon the relevant Agent, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.
    (ii)    Agents’ and Forward Purchasers’ Efforts. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), (A) the relevant Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell all of the Shares so designated by the Company as sales agent (whether acting on behalf of the Company or as forward seller on behalf of the applicable Forward Purchaser) in accordance with the relevant Instruction Notice pursuant to Section 3(b)(i) or the Forward Hedge Shares borrowed by the relevant Forward Purchaser pursuant to clause (B) below at such prices and in such amounts as contemplated by the relevant Forward Instruction Notice, as applicable, and (B) the applicable Forward Purchaser shall use its commercially reasonable efforts to borrow or cause its affiliate to borrow at such times as required to settle such sales a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Aggregate Maximum Forward Hedge Amount. On any Trading Day, the Company shall give at least one Trading Day’s prior written notice by email to the Agents as to any change of the Agent through whom sales of Shares as sales agent on behalf of the Company will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of BofA Securities, Inc., BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, Truist Securities, Inc. or Wells Fargo Securities, LLC is acting for the Company in a capacity other than as Agent under this Agreement.
    (iii)    Method of Offer and Sale. Sales of the Shares, if any, through an Agent acting as sales agent or as forward seller or directly to an Agent acting as principal may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including (A) by means of ordinary brokers' transactions on the Principal Market at market prices prevailing at the time of sale, in negotiated transactions, block transactions or as otherwise agreed by the Company, the applicable Agent and the applicable investor, (B) to or through any market maker or (C) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue, or (D) pursuant to a Terms Agreement. Under no circumstances shall any Shares with respect to which the Agent acts as sales agent on behalf of the Company, forward seller or as principal be offered or sold at a price lower than the Floor Price therefor duly authorized from time to time by the Company and notified to the Agents in writing. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except for sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.
    (iv)    Confirmation to the Company. If acting as sales agent or forward seller hereunder, the relevant Agent will provide written confirmation to the Company following the closing of trading on the Principal Market on each Trading Day on which Shares are sold hereunder setting forth: (i) the number of Primary Shares and Forward Hedge Shares sold on such day, (ii) the aggregate Sales Price of such Shares, (iii) the aggregate Net Proceeds to the Company or the Forward Purchaser, as applicable, (iv) the Initial Forward Price (as defined in the applicable Confirmation) as of such day under any Confirmation pursuant to which the Forward Hedge Shares were sold on such day, and (v) the Selling Commission payable by the Company to such Agent with respect to such sales. If sales of Forward Hedge Shares are made by the Agent under a Confirmation, promptly, and in no event later than the opening of the first Trading Day following the Hedge Completion Date (as defined in such Confirmation), the Forward Purchaser shall execute and deliver to the Company a Pricing Supplement (as defined in such Confirmation) in accordance with such Confirmation.
    (v)    Settlement. On each Settlement Date for the sale of Shares through an Agent as sales agent pursuant to Section 3(a)(i) hereof (each such day, a “Direct Settlement Date”), the Company will, or will cause the Company’s transfer agent to, electronically transfer such Shares by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto, against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. On each Settlement Date for the sale of Forward Hedge Shares through the Agent as forward seller pursuant to Section 3(a)(ii) hereof (each such day, a “Forward Settlement Date”), such Shares shall be delivered by the applicable Forward Purchaser to the Agent in book entry form to the Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the applicable Forward Purchaser. If the Company shall default on its obligation to deliver Shares to the relevant Agent acting as sales agent on behalf of the Company on any Direct Settlement Date (and not including, for the avoidance of doubt, any Forward Hedge Shares intended to be borrowed and delivered by the relevant Forward Purchaser under a Confirmation on a Forward Settlement Date), the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. The applicable Net Proceeds on any Direct Settlement Date shall always be delivered substantially simultaneously with the Shares delivered by the Company. In the case of any Shares purchased by the Agent as principal, the foregoing settlement procedures may be superseded by any different procedures set forth in the applicable Terms Agreement.
    (vi)    Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent through whom the sale of Shares is to be made on an agency basis on any Trading Day may, upon notice to the other relevant parties in writing or by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by each receiving party), suspend any sale of Shares with respect to which such Agent is acting as sales agent, and the Selling Period shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair the respective parties’ obligations with respect to any Shares placed or sold, or with respect to Shares that the Company has instructed such Agent to sell, hereunder prior to the receipt of such notice, that the Agent has agreed to purchase prior to the receipt of such notice pursuant to a Terms Agreement or with respect to any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement entered into prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale thereto, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; (C) such suspension and termination shall not affect or impair the respective parties’ obligations with respect to any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to giving of such notice under which Forward Hedge Shares have been sold, and (D) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company and the Operating Partnership agree that they will hold the relevant Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. Each of the parties hereto acknowledges and agrees that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings. The Company and the Operating Partnership agree that no such notice shall be effective against the Agent unless it is made to the representatives identified in writing by the Agent pursuant to Section 3(b)(i).
(vii)    No Guarantee of Placement, Etc. The Company, the Operating Partnership, the Agents and the Forward Purchasers each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares on an agency basis or that any Forward Purchaser will be successful in borrowing any Forward Hedge Shares, (B) no Agent will incur any liability or obligation to the Company if it fails to sell Shares for any reason other than a failure to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement (whether acting as sales agent on behalf of the Company or as forward seller on behalf of the Forward Purchaser), (C) no Forward Purchaser will incur any liability or obligation to the Company if it or its affiliate fails to borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required by Section 3(b)(ii)(B), and (D) the Agents shall be under no obligation to purchase Primary Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agents, the Company and the Operating Partnership pursuant to, and on the terms and subject to the conditions set forth in, a Terms Agreement signed by the relevant Agent. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement to which the relevant Agent is a party or any Confirmation (including the related Forward Instruction Notice), the terms of such Terms Agreement or such Confirmation, as applicable, will control. Neither the Agents nor Forward Purchasers shall incur any liability for not borrowing, offering or selling any Shares as a result of any of the circumstances in clauses (A) or (B) of Section 3(b)(ix).

(viii)    Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company, the Operating Partnership and the Agents agree that the Company shall not deliver any Instruction Notice or Forward Instruction Notice to any Agent and, if applicable, the relevant Forward Purchaser, and the Agents shall not be obligated to place any Shares or Forward Hedge Shares (and the relevant Forward Purchaser shall not be obligated to borrow any Forward Hedge Shares) and the Company shall not enter into any Terms Agreement with the Agents or any Confirmation with any Forward Purchasers, (i) during any period in which either the Company or the Operating Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 4(i)(B), at any time during the period commencing on the 10th Trading Day prior to the time the Company makes any public announcement or release disclosing the Company's and the Operating Partnership’s results of operations or financial condition for a completed quarterly or annual fiscal period (each, an “Earnings Release”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Release.
    (ix) Forward Hedge Shares. Notwithstanding anything herein to the contrary, in the event that either (A) the relevant Forward Purchaser is unable to borrow and deliver a number of Forward Hedge Shares equal to the Aggregate Maximum Forward Hedge Amount for sale under this Agreement, as set forth in the relevant Forward Instruction Notice or (B) in the commercially reasonable judgement of the relevant Forward Purchaser, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than the maximum stock loan rate per annum to be set forth in the relevant Confirmation pursuant to the Forward Instruction Notice, then the relevant Agent, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Shares that the Forward Purchaser is able to, and that in the commercially reasonable judgment of the Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of the Agent or the Forward Purchaser hereunder with respect to the borrowing of or offer or sale of any Forward Hedge Shares in connection with a Forward shall be subject to the related Confirmation being effective and not having been terminated.
    (x) Regulation M Matters. If the Company or any relevant Agent or Forward Purchaser believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other relevant parties, and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each relevant party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to (i) any Primary Shares that an Agent has agreed to purchase prior to the giving of such notice pursuant to a Terms Agreement, with respect to any offering or resale of any Primary Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement entered into prior to the giving of such notice, or with respect to any Shares which an investor has agreed to purchase but which have not been delivered to, and paid for by, such investor as contemplated hereby prior to the giving of such notice or (ii) any

Confirmation executed and delivered by the Company and the Forward Purchaser prior to the giving of such notice under which Forward Hedge Shares have been sold.
(c)    Fees. The Sales Price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company or as forward seller shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the Principal Market or otherwise, at prices related to prevailing market prices or at negotiated prices. In connection with sales pursuant to Section 3(a)(i) of this Agreement, the compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be at a mutually agreed rate, not to exceed 2.0% of the Sales Price per such Share. The foregoing rate of compensation shall not apply when the Agent acts as principal pursuant to a Terms Agreement, in which case the Company may sell Primary Shares to the Agent as principal at a price set forth in such Terms Agreement. In connection with sales pursuant to Section 3(a)(ii) of this Agreement, the compensation payable to the Agent for sales of Forward Hedge Shares with respect to which the Agent acts as forward seller, shall be reflected in a reduction not to exceed 2.0% from the Initial Forward Price (as such term is defined in the applicable Confirmation). The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchaser, as applicable, for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made.
(d)    Expenses. Each of the Company and the Operating Partnership, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder or under any Terms Agreement or any Confirmation and in connection with the transactions contemplated hereby and thereby, including without limitation (i) all expenses incident to the issuance and delivery of the Primary Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, this Agreement, any Confirmation and any Terms Agreement, (vi) the costs, fees and expenses incurred by the Agents and the Forward Purchasers in connection with determining their compliance with the rules and regulations of FINRA related to the Agents’ and the Forward Purchasers’ participation in the offering and distribution of the Shares, including the legal fees of, and disbursements by, counsel to the Agents and the Forward Purchasers not in excess of $5,000, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” in connection with a sale of Primary Shares by the Agent as principal, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft and other transportation chartered in connection with the road show (except that the Agents shall pay lodging, commercial airfare and other expenses attributable to employees of the Agents and one-half of the cost of any aircraft chartered in connection with the road show), (viii) the fees and expenses associated with listing the Shares on the NYSE and (ix) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section or in Section 6 hereof, each of the Agent and the Forward Purchaser shall pay its own expenses, including the fees and disbursements of its counsel.
    If Shares having an aggregate Sales Prices of at least $10,000,000 have not been offered and sold under this Agreement and any Terms Agreement by December 31, 2026 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the fees, disbursements and expenses of counsel for the Agents incurred by them in connection with this Agreement, any Confirmation and any Terms Agreement, and ongoing services in connection with the transactions contemplated under this Agreement, any Confirmation and any Terms Agreement, in any event not to exceed $50,000 in the aggregate.
Section 4. ADDITIONAL COVENANTS
Each of the Company and the Operating Partnership further covenants and agrees with each Agent and each Forward Purchaser as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:
(a)    Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act and (ii) either (A) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agents pursuant to this Agreement, any Confirmation and any Terms Agreement, (2) the “Number of Shares” (as defined in the related Confirmation) underlying each Confirmation, and (3) the gross proceeds (or average price) and net proceeds received by the Company from (or offering expenses/commissions paid by the Company in connection with) such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)). The Company shall advise the relevant Agent and Forward Purchaser, prior to the delivery of any Instruction Notice or Forward Instruction Notice (as the case may be) and during the period from and including the Instruction Date through and including the last

Settlement Date for the applicable Selling Period, if the Company is unable to file any documents required to be filed by the Company with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act subsequent to the date of this Agreement in the manner and within the time periods required by the Exchange Act.
(b)    Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agents and the Forward Purchasers in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.
(c)    Amendments and Supplements to the Time of Sale Prospectus or the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus so that the Time of Sale Prospectus or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Time of Sale Prospectus or the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the relevant Agent, Forward Purchaser, counsel for the Agents or counsel for the Forward Purchasers, it is otherwise necessary to amend or supplement the Time of Sale Prospectus or the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and Section 3(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent and the Forward Purchaser, amendments or supplements to the Time of Sale Prospectus or the Prospectus so that the statements in the Time of Sale Prospectus or the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Time of Sale Prospectus or the Prospectus is delivered to a purchaser, be misleading or so that the Time of Sale Prospectus or the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agents’ consent to, the Forward Purchaser’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).
(d)    Agents’ and Forward Purchasers’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), any preliminary prospectus, Time of Sale Prospectus or the or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to each of the Agent and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without each of the Agent’s and the Forward Purchaser’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(e)    Free Writing Prospectuses. The Company shall furnish to each of the Agents and the Forward Purchasers for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without each of the Agent’s and the Forward Purchaser’s prior written consent (except that no such written consent shall be required for any free writing prospectus relating solely to an offering of Shares pursuant to a Terms Agreement to which the relevant Agent is not a party). The Company shall furnish to each of the Agent and the Forward Purchaser, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as the Agent and the Forward Purchaser may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agents and the Forward

Purchasers for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agent’s and the Forward Purchaser’s prior written consent, which consent shall not be unreasonably or untimely withheld.
(f)    Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in any Agent, any Forward Purchaser or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of any Agent or any Forward Purchaser that the Agent or the Forward Purchaser, as applicable, otherwise would not have been required to file thereunder.
(g)    Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agents and the Forward Purchasers with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agents and the Forward Purchasers may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the relevant Agent and to request that such Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the relevant Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the relevant Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.
(h)    Blue Sky Compliance. The Company shall cooperate with the Agents, the Forward Purchasers, counsel for the Agents and counsel for the Forward Purchasers to qualify or register the Shares and any Confirmation Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the relevant Agent and the relevant Forward Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign real estate investment trust or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign real estate investment trust. The Company will advise the Agents and the Forward Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible moment.
(i)    Earnings Statement.
(A) The Company will make generally available to its security holders and to the Agents and the Forward Purchasers as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(B) Notwithstanding clause (ii) of Section 3(b)(viii), if the Company issues any Earnings Release and the Company has not yet filed a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K with respect to such information, as applicable, then, if the Company wishes to offer or sell Shares to any Agent as sales agent or as principal pursuant to a Terms Agreement or as forward seller pursuant to a Confirmation during the period from and including an Earnings Release through and including the corresponding Filing Time, prior to any sale of Shares or entry into any Terms Agreement, the Company shall be obligated to (y) file a Current Report on Form 8-K, which Form 8-K shall include the applicable financial information, or (z) furnish a Current Report on Form 8- K pursuant to Item 2.02 thereof, which current report shall specifically state that the applicable financial information shall be deemed “filed” under the Exchange Act.
(j)    Listing. The Company will maintain the listing of the Common Shares on the New York Stock Exchange.
(k)    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares and the Confirmation Shares.
(l)    Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agents and the Forward Purchasers in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the relevant Agent or the relevant Forward Purchaser may reasonably request from time to time.
(m)    Representations and Warranties. The Company and the Operating Partnership acknowledge that each delivery of an Instruction Notice or a Forward Instruction Notice, the entry into a Terms Agreement to which the Agent is a party, the entry into a Confirmation to which the Forward Purchaser is a party, and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the relevant Agent and the relevant Forward Purchaser that the representations and warranties of the Company and the Operating Partnership contained in or made pursuant to this Agreement are true and correct as of the Instruction Date and the date of the execution of such Terms Agreement, the execution of such Confirmation, or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that the Company will advise each of the relevant Agent and the Forward Purchaser if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Instruction Notice or Forward Instruction Notice (as the case may be), as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, any preliminary prospectus and the Prospectus as amended and supplemented relating to such Shares).
(n)    Qualification and Taxation as a REIT. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless and until the Company’s board of trustees determines in good faith that it is no longer in the best interests of the Company and its shareholders to be so qualified.
(o)    Replacement Registration Statement and Prospectus. At any time prior to the third anniversary of the initial effective date of the Registration Statement when this Agreement is still in effect, the Company may file a new registration statement (a “Replacement Registration Statement”) and a new prospectus supplement (the “Replacement Prospectus Supplement”) with the Commission, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers. The Company shall promptly notify the Agents and the Forward Purchasers in writing of the effectiveness of the Replacement Registration Statement and the filing of the Replacement Prospectus Supplement and, following delivery of such notice, references herein to the “Registration Statement” and “Prospectus Supplement” shall refer to such Replacement Registration Statement and Replacement Prospectus Supplement, as applicable, in lieu of the Registration Statement and Prospectus Supplement as defined herein or any predecessor Replacement Registration Statement and Replacement Prospectus Supplement, as the case may be.
(p)    Deliverables at Triggering Event Dates; Certificates. The Company and the Operating Partnership agree that on or prior to the first Instruction Date and, during the term of this Agreement after the first Instruction Date, upon:

        (A)    the filing of the Prospectus or the amendment or supplement of the Registration Statement or the Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus;

        (B)    the filing with the Commission of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q), in each case, of the Company;

        (C)    the filing with the Commission of a current report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of securities of the Company in the Agent’s and/or the Forward Purchaser’s reasonable discretion; or
        (D) Settlement Date of any Primary Shares sold to the Agent pursuant to a Terms Agreement; or
        (E) at any other time reasonably requested by the Agent or the Forward Purchaser
(any such event, a “Triggering Event Date”), the Company and the Operating Partnership shall furnish or cause to be furnished to the Agents and the Forward Purchasers (but in the case of clause (C) above only if any Agent or Forward Purchaser, as applicable, reasonably determines that the information contained in such current report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, in form and substance reasonably satisfactory to the Agents, the Forward Purchasers, and their respective counsels, modified, as necessary, to relate to the Registration Statement, any preliminary prospectus and the Prospectus, as amended or supplemented, (A) confirming that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct, (B) that each of the Company and the Operating Partnership has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5 hereof, and (C) containing any other certification that any Agent or Forward Purchaser shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be waived for any Triggering Event Date occurring at a time when no Instruction Notice or Forward Instruction Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of an Instruction Date (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent or the Forward Purchaser with a certificate under this Section 4(p), then before the Company may deliver any Instruction Notice or a Forward Instruction Notice or the relevant Agent sells any Shares pursuant to such instruction, the Company and the Operating Partnership shall provide the relevant Agent and, if applicable, the Forward Purchaser with a certificate in conformity with this Section 4(p) dated as of the Instruction Date.
Each time that the Company is obligated to make a filing in accordance with Section 4(i)(B) of this Agreement, the Company and the Operating Partnership shall furnish or cause to be furnished to the Agents and the Forward Purchasers forthwith a certificate, dated and delivered the date of filing with the Commission of such prospectus supplement or Current Report on Form 8-K, to the effect that (i) the accounting records upon which the applicable financial information contained in the Earnings Release is based have been prepared in conformity with GAAP and (ii) nothing came to such officer’s attention since the issuance of the Earnings Release that caused such officer to believe that the applicable financial information contained in the Earnings Release was inaccurate or incomplete in any material respect or failed to fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company and the Operating Partnership as of, and for, the periods presented in the Earnings Release.
(q)    Legal Opinions. On or prior to the date of the first Instruction Date and within five Trading Days of each Triggering Event Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable (including, for the avoidance of doubt, a Triggering Event Date deemed to occur upon the Company’s delivery of instructions for the sale of Shares hereunder following a waiver) and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Clifford Chance US LLP, counsel to the Company, in the form attached hereto as Exhibit C and to such further effect as the Agents and the Forward Purchasers shall reasonably request, and Venable LLP, Maryland counsel to the Company, in the form attached hereto as Exhibit D and to such further effect as the Agents and the Forward Purchasers shall reasonably request, and Clifford Chance LLP, tax counsel to the Company, in the form attached hereto as Exhibit E and to such further effect as the Agents and the Forward Purchasers shall reasonably request, each dated the date of delivery, modified, as necessary, to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agents and the Forward Purchasers, the Company may furnish a reliance letter from such counsel to the Agents and the Forward Purchasers, permitting the Agents and the Forward Purchasers to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented as of such Triggering Event Date).
(r)    Comfort Letter. On or prior to the date of the first Instruction Date and within five Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable (including, for the avoidance of doubt, a Triggering Event Date deemed to occur upon the Company’s delivery of instructions for the sale of Shares hereunder following a waiver) and excluding the date of this Agreement, the Company shall (i) cause KPMG LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agents a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to agents, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited consolidated and combined financial statements and certain financial information contained in the Registration Statement and each free writing prospectus, if any and (ii) cause each of the independent registered public accountants who have audited the financial statements or statements of revenues and certain expenses prepared for the purposes of compliance with Rule 3-05 or Rule 3-14 of Regulation S-X under the Securities Act, as applicable, and included or incorporated by reference in the Registration Statement, to furnish the Agents a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to agents, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements or statements of revenues and certain expenses, as applicable, and certain financial information contained in the Registration Statement and each free writing prospectus, if any; provided, however, that any such comfort letters will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agents, the Company shall also cause a comfort letter to be furnished to the Agents within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. In connection with any letter delivered on a Settlement Date of any Shares sold to any Agent pursuant to a Terms Agreement, such letter may reaffirm the statements made in the letter dated on the date of such Terms Agreement, except that the specified date referred to in such letter for carrying out procedures shall be no more than three business days prior to such Settlement Date.
(s)    Chief Executive Officer and CFO Certificate. On or prior to the date of the first Instruction Date and within five Trading Days of each Triggering Event Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable (including, for the avoidance of doubt, a Triggering Event Date deemed to occur upon the Company’s delivery of instructions for the sale of Shares hereunder following a waiver) and excluding the date of this Agreement, the Company shall furnish the Agents and the Forward Purchasers a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company with respect to certain financial data contained in the Registration Statement, the Time of Sale Prospectus the Prospectus and each free writing prospectus, if any, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers.
(t)    Secretary’s Certificate. On or prior to the date of the first Instruction Date and within five Trading Days of each Triggering Event Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable (including, for the avoidance of doubt, a Triggering Event Date deemed to occur upon the Company’s delivery of instructions for the sale of Shares hereunder following a waiver) and excluding the date of this Agreement, the Company shall furnish the Agents and the Forward Purchasers a certificate executed by the Secretary of the Company, signing in such capacity, (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the board of trustees of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and any Confirmation (including, without limitation, the delivery of the Shares and the Confirmation Shares pursuant to this Agreement and any Confirmation, as applicable), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agents or the Forward Purchasers shall reasonably request.
(u)    Agents’ and Forward Purchasers’ Own Accounts; Clients’ Account. Each of the Company and the Operating Partnership consents to each of the Agents and the Forward Purchasers trading, in compliance with applicable law, in the Shares for any such Agent’s or Forward Purchaser’s own account, as applicable, and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement, any Confirmation or any Terms Agreement.
(v)    Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares hereunder or from the settlement of any Confirmation Shares under the applicable Confirmation in such a manner as would require the Company or any Subsidiary to register as an investment company under the Investment Company Act.
(w)    Market Activities. The Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and neither will take any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Shares contemplated by this Agreement, any Confirmation or any Terms Agreement.
(x)    Notice of Other Sale. For any period during which the Company has instructed any Agent to sell Shares as sales agent on behalf of the Company pursuant to an Instruction Notice or as forward seller on behalf of the relevant Forward Purchaser pursuant to a Forward Instruction Notice, as applicable, until the relevant Settlement Date or during the term of any Terms Agreement until the issuance of the Shares described thereunder, the Company will not, without the prior written consent of the relevant Agent, unless the Company has given the relevant Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares; provided, however, that such restriction will not be required in connection with the Company’s (i) grant or issuance of equity based awards under the Company’s 2024 Equity Incentive Plan, (ii) issuance of Common Shares, Series A Preferred Shares and OP Units upon the exercise, redemption, conversion or exchange of convertible or exchangeable securities described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iii) issuance of Common Shares pursuant to any Company dividend reinvestment plan or direct share purchase plan, and (iv) issuance of Common Shares or securities convertible into or exchangeable for Common Shares, including, as applicable, Series A Preferred Shares, Series B Preferred Shares, OP Units, LTIP Units, DownREIT OP Units, Series A-1 Preferred Units and Series B Preferred Units in connection with the acquisition of self-storage properties or companies that manage self-storage properties; provided that, with respect to clause (iv) of this Section only, no single issuance of such securities shall exceed two percent (2%) of the Company’s outstanding Common Shares on a fully diluted basis (assuming a one-for-one exchange or conversion into Common Shares for each such OP Unit, LTIP Unit and DownREIT OP Unit) as of the date of such issuance. Upon receipt of any written notice contemplated above, the relevant Agent and the relevant Forward Purchaser may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent or Forward Purchaser, as applicable. The provisions set forth in this paragraph shall be in addition to, and shall not limit, any lock-up agreement that may be set forth in any Terms Agreement.
(y)    Documentation Pursuant to Terms Agreement. In connection with any offering of Shares by any Agent as principal, the Company and the Operating Partnership shall prepare a preliminary pricing supplement to the Prospectus and, as promptly as practicable after the execution of the Terms Agreement relating to such offering, the Company and the Operating Partnership shall prepare a pricing prospectus supplement to the Prospectus, in each case setting forth (as applicable) the plan of distribution for such Shares and such other matters as the Agent or any of the Agents party to such Terms Agreement may reasonably request or that the Company shall deem necessary or appropriate for inclusion therein and, in the case of the pricing supplement, the public offering price of the Shares to be sold pursuant to such Terms Agreement, any discounts or commissions payable to the Agent or Agents, as the case may be, party thereto and the net proceeds to the Company from the sale of such Shares and the use of such proceeds, each of which shall be reasonably satisfactory to each of the Agents party to such Terms Agreement in form and substance, and the Company shall file the same, in each case together with the Prospectus, with the Commission and, to the extent required, with the New York Stock Exchange not later than the two business days following the date thereof and provide electronic and, if requested by any such Agent, hard copies thereof to such Agents.
Section 5. CONDITIONS TO DELIVERY OF INSTRUCTION NOTICES, FORWARD INSTRUCTION NOTICES AND TO SETTLEMENT
(A) The right of the Company to deliver an Instruction Notice or Forward Instruction Notice hereunder or to enter into a Terms Agreement, and (B) the obligations of (i) the relevant Forward Purchaser under this Agreement with respect to any Forward Hedge Shares subject to a Forward Instruction Notice, (ii) of the relevant Agent hereunder with respect to any Shares that the Company has instructed the Agent to sell as sales agent on behalf of the Company or as forward seller on behalf of the relevant Forward Purchasers, and (ii) of the relevant Agent hereunder and under any Terms Agreement with respect to any Primary Shares that the Agent has agreed to purchase or has the option to purchase as principal pursuant to such Terms Agreement, are each subject to the satisfaction, on each Trading Day during the Selling Period, in the case of the sale of Shares hereunder as a sales agent, or on each day beginning with the execution of the Terms Agreement and ending on the settlement date pursuant to such Terms Agreement, of each of the following conditions:
(a)    Accuracy of the Company and the Operating Partnership’ Representations and Warranties; Performance by the Company. The Company and the Operating Partnership shall have delivered the certificate required to be delivered pursuant to Section 4(p) on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company and the Operating Partnership shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement, any Confirmation and any Terms Agreement to be performed, satisfied or complied with by the Company and the Operating Partnership at or prior to such date, including, but not limited to, the covenants contained in Section 4(o), Section 4(r) and Section 4(t).
(b)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement.
(c)    Material Adverse Changes. Except as disclosed in the Prospectus, since the commencement of the offering of the Shares under this Agreement or, if later, since the filing with the Commission of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q), and, in the case of the sale of Primary Shares pursuant to a Terms Agreement to which the Agent is a party, since the date of such Terms Agreement, (i) in the judgment of the Agent there shall not have occurred any Material Adverse Change and (ii) (A) no downgrading shall have occurred in the rating accorded to any securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to its rating of, any securities of or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).
(d)    No Suspension of Trading in or Delisting of the Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares

(including without limitation the Shares contemplated to be delivered hereunder and any Confirmation Shares contemplated to be delivered under any Confirmation) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market, subject to notice of issuance. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market, or trading in securities generally on either the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent or the Forward Purchaser is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(e)    Documents Required to be Delivered on each Instruction Date. An Agent’s obligation to use its commercially reasonable efforts to sell Shares hereunder on an agency basis or purchase Shares pursuant to any Terms Agreement shall additionally be conditioned upon the delivery to the Agent and, if applicable, the relevant Forward Purchaser on or before the Instruction Date or entry into any Terms Agreement of a certificate in form and substance reasonably satisfactory to the Agent and, if applicable, the relevant Forward Purchaser, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Instruction Notice or Forward Instruction Notice (as the case may be) or entry into such Terms Agreement shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in such Instruction Notice, Forward Instruction Notice or Terms Agreement, as applicable).
Section 6. INDEMNIFICATION AND CONTRIBUTION
(a)    Indemnification of the Agents and the Forward Purchasers. Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each of the Agents and the Forward Purchasers, and their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls the respective Agent or the respective Forward Purchaser within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Agent, such Forward Purchaser or any such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or the Operating Partnership), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus or any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing) or any prospectus wrapper material distributed in connection with the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse such Agent, such Forward Purchaser and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Agent, such Forward Purchaser or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Agent or such Forward Purchaser furnished to the Company by such Agent or such Forward Purchaser in writing expressly for use in the Registration Statement, any such preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any such Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 6(b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.
(b)    Indemnification of the Company and the Operating Partnership. Each of the Agents and the Forward Purchasers severally, and not jointly, agrees to indemnify and hold harmless the Company, the Operating Partnership, each of the Company’s trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such trustee, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the relevant Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, that the Company has used, referred to or filed, or is required to file, pursuant to

Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Agent or such Forward Purchaser furnished to the Company by such Agent or such Forward Purchaser in writing expressly for use therein; and to reimburse the Company, the Operating Partnership, or any such trustee, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, the Operating Partnership, or any such trustee, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Operating Partnership hereby acknowledge that the only information that the Agent and the Forward Purchaser have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) is the name of such Agent and the name of such Forward Purchaser set forth in the Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Agent and each Forward Purchaser may otherwise have.
(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Agents and, if applicable, Forward Purchasers seeking indemnification (in the case of counsel for the indemnified parties referred to in Section 6(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 6(b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(d)    Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
(e)    Contribution. If the indemnification provided for in Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent and the Forward Purchaser, on the other hand, from the sale of the Shares pursuant to this Agreement, any Confirmation or any Terms Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agent and the Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent and the Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement or any Terms Agreement shall be deemed to be in the same respective proportions as the total proceeds from the sale of the Shares pursuant to this Agreement or any Terms Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the total commissions received by the Agent (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through the Agent, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by the Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by the Forward Purchaser from the sale of such Shares through the Agent). The relative fault of the Company and the Operating Partnership, on the one hand, and the Agent and the Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or the Agent and the Forward Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.
The Company, the Operating Partnership, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).
Notwithstanding the provisions of this Section 6(e), neither the Agents nor the Forward Purchasers shall be required to contribute any amount in excess of the commissions received by the relevant Agent or the relevant Forward Purchaser, as applicable, in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each affiliate, director, officer, employee and agent of an Agent or the Forward Purchaser and each person, if any, who controls an Agent or a Forward Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the relevant Agent and the relevant Forward Purchaser, as applicable, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.
Section 7. TERMINATION & SURVIVAL
(a)    Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.
(b)    Termination; Survival Following Termination. (i) Each Agent or Forward Purchaser may terminate this Agreement with respect to itself in its sole discretion at any time upon giving a one Trading Day’s prior written notice to the Company and the Operating Partnership. The Company and the Operating Partnership may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon one Trading Day’s written notice to each other party; provided that, (A) if the Company and the Operating Partnership terminate this Agreement after any Agent confirms to the Company any sale of Shares on an agency basis, the Company shall remain obligated to comply with the covenants set forth in Section 3 hereof and such covenants shall remain in effect until such Shares are resold or so delivered, as the case may be, (B) with respect to any pending sale to an Agent pursuant to a Terms Agreement and any offering or resale of any Primary Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination, (C) Section 2 and Section 6 shall survive termination of this Agreement and (D) if a Pricing Supplement required to be executed and delivered by the Forward Purchaser pursuant to Section 3(b)(iv) hereof has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation and the Forward Instruction Notice shall survive such termination until such time as such Pricing Supplement has been executed and delivered pursuant to such Confirmation. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement. Without limiting the foregoing, upon any termination of this Agreement by the Company and the Operating Partnership pursuant to this Section 7(b), any outstanding Instruction Notice or Forward Instruction Notice (as the case may be) shall also be terminated to the extent the relevant Agent has not confirmed a sale of Shares thereunder.
    (ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of each of the Company and the Operating Partnership, of its officers and of the Agent and the Forward Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent, the Forward Purchaser or the Company and the Operating Partnership or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.
Section 8. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.
(a)    The following definitions shall be applied to the terms used in Section 8(b) and Section 8(c) below.
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(b)     In the event that the Agent or Forward Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(c)    In the event that the Agent or Forward Purchaser is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
Section 9. MISCELLANEOUS
(a)    No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company, on the one hand and the Agent and the Forward Purchaser, on the other hand, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, or the Company’s other shareholders, creditors, employees or any other party, (iii) neither the Agent nor the Forward Purchaser has assumed nor will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent or the Forward Purchaser has advised or is currently advising the Company or the Operating Partnership on other matters) and neither the Agent nor the Forward Purchaser has any obligation to the Company or the Operating Partnership with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, any Confirmation and any Terms Agreement to which the Agent is a party, (iv) the Agent, the Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (v) neither the Agent nor the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
(b)    Research Analyst Independence. The Company and the Operating Partnership acknowledge that the Agent’s and the Forward Purchaser’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s and the Forward Purchaser’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company and the Operating Partnership understand that the Agent and the Forward Purchaser are a full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement.

(c)    Notices. All communications hereunder and under any Terms Agreement shall be in writing and shall be mailed, hand delivered, emailed or telecopied and confirmed to the parties hereto as follows:
If to the Agents and/or forward sellers:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036,
Attention: ATM Execution Group
Email: dg.atm_execution@bofa.com

BMO Capital Markets Corp.
Equity-Linked Capital Markets
151 W 42nd Street
32nd Floor
New York, New York 10036
     Attention: Brian Riley
Telephone: (212) 605-1414
Facsimile: (212) 885-4165
with a copy to the Legal Departmetn at the same address

BTIG, LLC
65 East 55th Street New York, NY 10022
Attention: Equity Capital Markets
Email: BTIGUSATMTrading@btig.com

or

BTIG, LLC
350 Bush Street
San Francisco, CA 94104
Attention Equity Capital Markets
Email: BTIGUSATMTrading@btig.com

In either case with a copy (which shall not constitute notice) to:

BTIG, LLC
350 Bush Street
San Francisco, CA 94104
Attention: General Counsel and Chief Compliance Officer
Email: BTIGcompliance@btig.com
Email: IBLegal@btig.com
Capital One Securities, Inc.

201 St. Charles Avenue, Suite 1830
New Orleans, Louisiana 70170
Attention: Gabrielle Halprin

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel; (Facsimile: 646-291-1469); Matthew Morris (Phone: 212-723-7833) (Email: setg.origination@citi.com)

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Attention: General Counsel
Email: mmagarro@jefferies.com, dlynaugh@jefferies.com and CorpEqDeriv@jefferies.com

J.P. Morgan Securities LLC
383 Madison Avenue, 6th Floor
New York, New York 10179
Attention: Sanjeet Dewal
Facsimile: (212) 622-8783
Email: sanjeet.s.dewal@jpmorgan.com

KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114
Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers
Phone: (216) 689-3910
Email: Jaryd.Banach@key.com, michael.c.jones@key.com, john.salisbury@key.com, nathan.flowers@key.com

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Facsimile: (212) 507-1554
Attention: Equity Syndicate Desk, with a copy to the Legal Department

Nomura Securities International, Inc.
309 West 49th Street
New York, NY 10019
Attention: Structured Equity Solutions
Email: atmexecution@nomura.com

With a copy to:

Nomura Securities International, Inc.
309 West 49th Street
New York, NY 10019
Attention: Equities Legal
Email: Dan.Rosenbaum@nomura.com

And to:

BTIG, LLC as agent of the forward seller, at the notice addresses provided for BTIG, LLC herein

Regions Securities LLC
615 South College Street, Suite 600, Charlotte, NC 28202
Attention: ECM Team
E-mail: ECMDesk@regions.com

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Facsimile: (414) 298-7474
Attention: Syndicate Department, with a copy to the Legal Department

Truist Securities, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
     Attention: Equity Syndicate
Email: dl.atm.offering@truist.com

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001
Attention: Equity Syndicate Department and Special Equities Desk (fax no: (212) 214-5918)

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Facsimile: (213) 891-8763
Email: julian.kleindorfer@lw.com
lewis.kneib@lw.com
Attention: Julian T.H. Kleindorfer
Lewis W. Kneib

If to the Forward Purchaser:

Bank of America, N.A.
One Bryant Park, New York, New York 10036
Attention: Strategic Equity Solutions Group
Email: dgissuer_derivatives_notices@bofa.com

Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario M4W 1A5
Canada
Attention: Manager, Derivatives Operations
Facsimile: (416) 552-7904
Telephone: (416) 552-4177

With a copy to:

Bank of Montreal
100 King Street West, 20th Floor
Toronto, Ontario M5X 1A1
Canada
Attention: Associate General Counsel & Managing Director, Derivatives Legal Group
Facsimile: (416) 956-2318

Citibank, N.A.
390 Greenwich Street
New York, NY 10013
Attn: Strategic Equity Solutions
Email: eq.us.corporates.middle.office@citi.com; eq.us.ses.notifications@citi.com

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Telephone: (212) 323-7640
Attention: Strategic Equity Transactions Group
Email: mmagarro@jefferies.com, dlynaugh@jefferies.com, SETGUS@jefferies.com and CorpEqDeriv@jefferies.com

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
EDG Marketing Support

E mail: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com
With a copy to:
Attention: Sanjeet Dewal
E-mail: sanjeet.s.dewal@jpmorgan.com

KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114
Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers
Phone: (216) 689-3910
Email: Jaryd.Banach@key.com, michael.c.jones@key.com, john.salisbury@key.com, nathan.flowers@key.com

Morgan Stanley & Co. LLC
1585 Broadway, 6th Floor
New York, New York 10036
Facsimile: (212) 507-4629
Attention: Eric Wang
Telephone: (212) 761-0320
Email: Eric.D.Wang@morganstanley.com

With a copy to:

Morgan Stanley & Co. LLC
1585 Broadway, 6th Floor
New York, New York 10036
Facsimile: (212) 507-4629
Attention: Jon Sierant
Telephone: (212) 761-3778
Email: Jon.Sierant@morganstanley.com
And email notification to the following address: equitysolutions_notices@morganstanley.com

Nomura Global Financial Products, Inc.
309 West 49th Street
New York, NY 10019 Attention: Equities Legal
Email: Dan.Rosenbaum@nomura.com

With a copy (which shall not constitute notice) to:

Nomura Securities International, Inc.
309 West 49th Street
New York, New York 10019
Attention: Structured Equity Solutions
Email: atmexecution@nomura.com

And to:

BTIG, LLC, at the notice addresses provided for BTIG, LLC herein

Regions Securities LLC
615 South College Street, Suite 600, Charlotte, NC 28202
Attention: ECM Team
E-mail: ECMDesk@regions.com

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Facsimile: (414) 298-7474
Attention: Syndicate Department, with a copy to the Legal Department

Truist Bank
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
Attention: Equity Syndicate
Email: dl.atm.offering@truist.com; michael.collins@truist.com

Wells Fargo Bank, National Association
30 Hudson Yards
New York, New York 10001-2170
Email: CorporateDerivativeNotifications@wellsfargo.com

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Facsimile: (213) 891-8763
Email: julian.kleindorfer@lw.com
lewis.kneib@lw.com
Attention: Julian T.H. Kleindorfer
Lewis W. Kneib

If to the Company:
National Storage Affiliates Trust
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
Facsimile: (720) 630-2626
Email: dcramer@nsareit.net; btogashi@nsareit.net

Attention: David G. Cramer; Brandon S. Togashi

with a copy to:

Clifford Chance US LLP
Two Manhattan West
375 9th Avenue
New York, New York 103025001
Facsimile: (212) 878-8375
Emails: andrew.epstein@cliffordchance.com
Attention: Andrew S. Epstein

Any party hereto or under any Terms Agreement may change the address for receipt of communications by giving written notice to the others in accordance with this Section 9(c).
(d)    Acknowledgement of Termination of Sales Agreement. The Company, the Operating Partnership, each of BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC, as agents (the “Prior Agents”), and each of Bank of Montreal, Citibank, N.A., Jefferies LLC, KeyBanc Capital Markets Inc., Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (the “Prior Forward Purchasers”) each acknowledge the termination pursuant to Section 7(a) of the prior sales agreement, dated February 27, 2019, as amended (the “Prior Sales Agreement”), by and among the Company, the Operating Partnership, the Prior Agents and the Prior Forward Purchasers (provided that the provisions listed in Section 7(b) of the Prior Sales Agreement shall remain in effect) and hereby waive the advance notice requirements pursuant to Section 7(b) of the Prior Sales Agreement.
(e)    Successors. This Agreement, any Confirmation and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the affiliates, trustees, directors, officers, employees, agents and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.
(f)    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement, any Confirmation or any Terms Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof or thereof. If any section, paragraph or provision of this Agreement, any Confirmation or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
(g)    Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(h)    General Provisions. This Agreement, together with any contemporaneous written agreements, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other documents entered into or delivered pursuant to or in connection with this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
        Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 6, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 6 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.
[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,
NATIONAL STORAGE AFFILIATES TRUST
By: /s/ David G. Cramer
Name: David G. Cramer
Title: President and Chief Executive Officer

NSA OP, LP
By: National Storage Affiliates Trust,
its sole General Partner
By: /s/ David G. Cramer
Name: David G. Cramer
Title: President and Chief Executive Officer

A-1

        The foregoing Agreement is hereby confirmed and accepted by the Agents and Forward Purchasers as of the date first above written.

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:	/s/ Kevin King
Name: Kevin King Title: Authorized Representative

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict Title: Authorized Representative

BTIG, LLC

By:	/s/ Michael Passaro
Name: Michael Passaro, Managing Director Title: Authorized Representative
CAPITAL ONE SECURITIES, INC.

By:	/s/ Phil Winiecki
Name: Phil Winiecki Title: Authorized Representative
CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert Murphy
Name: Robert Murphy Title: Authorized Representative
A-2

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro Title: Authorized Representative
J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal Title: Authorized Representative
KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
Name: Jaryd Banach Title: Authorized Representative

MORGAN STANLEY & CO. LLC

By:	/s/ Olivier Jacque
Name: Olivier Jacque Title: Authorized Representative
REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong Title: Authorized Representative

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name: Christopher Walter Title: Authorized Representative
A-3

TRUIST SECURITIES, INC.

By:	Geoffrey Fennel
Name: Geoffrey Fennel Title: Authorized Representative

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Authorized Representative

As Agents

A-4

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Authorized Representative

As Agent (as forward seller)

A-5

BANK OF AMERICA, N.A.

By:	/s/ Kevin King
Name: Kevin King
Title: Authorized Representative

BANK OF MONTREAL

By:	/s/ Brian Riley
Name: Brian Riley
Title: Authorized Representative

CITIBANK, N.A.

By:	/s/ Robert Murphy
Name: Robert Murphy
Title: Authorized Representative

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Authorized Representative

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Authorized Representative

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Authorized Representative

MORGAN STANLEY & CO. LLC

By:	/s/ Olivier Jacque
Name: Olivier Jacque
Title: Authorized Representative

NOMURA GLOBAL FINANCIAL PRODUCTS, INC.

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Authorized Representative

TRUIST BANK

By:	/s/ Michael Collins
Name: Michael Collins
Title: Authorized Representative

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Authorized Representative

As Forward Purchasers

EXHIBIT A
FORM OF TERMS AGREEMENT
National Storage Affiliates Trust
Common Shares of Beneficial Interest
(par value $0.01 per share)
TERMS AGREEMENT
[Date]
[NAME(S) AND ADDRESS(ES) OF AGENT(S)]
Ladies and Gentlemen:
National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agreement dated [ ò ], 2024 (the “Sales Agreement”) among the Company, NSA OP, LP, a Delaware limited partnership and direct subsidiary of the Company (the “Operating Partnership”), BofA Securities, Inc., BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agent, forward seller (except with respect to BTIG, LLC and Capital One Securities, Inc.) and/or principal, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (in any such capacity, each, an “Agent” and collectively, the “Agents”) and the Forward Purchasers, as forward purchasers, to issue and sell to the Agent[s] common shares of beneficial interest, par value $0.01 per share (the “Shares”), specified in the Schedule hereto (the “Purchased Securities”), [and to grant to the Agent[s, severally and not jointly,] the option to purchase all or any of the additional Shares specified in the Schedule hereto (the “Additional Securities” and, together with the Purchased Securities,] the “Securities”). Terms, whether or not capitalized, that are used herein but not defined and that are defined in the Sales Agreement shall have the respective meanings ascribed thereto in the Sales Agreement. [Provisions regarding Additional Securities and the definition of “Securities” to be revised, included or deleted, as applicable.]
[The Agent[s] shall have the right to[, severally and not jointly,] purchase from the Company all or a portion of the Additional Securities as may be necessary for the purpose of covering over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent[s] to the Company for the Purchased Securities; provided that the purchase price per share payable by the Agent[s] for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and paid or payable on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by [each] Agent[, acting severally and not jointly,] at any time and from time to time and one or more times on or before the thirtieth (30th day)

following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (each such date and time being herein referred to as an “Option Closing Date”); provided, however, that an Option Closing Date shall not be earlier than the Settlement Date set forth on the Schedule hereto nor earlier than the third (3rd) business day after the date on which the option shall have been exercised nor later than the fifth (5th) business day after the date on which the option shall have been exercised unless otherwise agreed by the Company. Payment of the purchase price for the Additional Securities shall be made on the applicable Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that on any Option Closing Date the Company and the Operating Partnership shall be deemed to have jointly and severally reaffirmed, as of such Option Closing Date, mutatis mutandis, each representation, warranty, covenant and other agreement contained in the Sales Agreement.]
The Company and the Operating Partnership shall deliver or cause to be delivered each of the certificates, opinions and letters set forth in Section 4(q), Section 4(r), and Section 4(s) of the Sales Agreement that are required to be delivered on the date of this Agreement, the Settlement Date set forth on the Schedule hereto [and on any Option Closing Date] and, without limitation to the foregoing, the obligations of the Agent[s, severally and not jointly,] to purchase the Purchased Securities [and any Additional Securities that the Agent[s] [has][have] elected to purchase pursuant to this Terms Agreement] shall be subject to the delivery of such documents, each of which shall be to the satisfaction of the conditions set forth in Section 5 of the Sales Agreement.
Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent[s], as agent[s] of the Company, of offers to purchase Shares is incorporated herein by reference in its entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein, mutatis mutandis. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Sale relating to the offering contemplated by this Terms Agreement, the Settlement Date set forth on the Schedule hereto [and each Option Closing Date], except that each representation, warranty and agreement in Section 2 of the Sales Agreement which makes reference to the preliminary prospectus, the Disclosure Package or the Prospectus shall be deemed to be a representation, warranty and agreement as of the date of this Terms Agreement, the Time of Sale [and] [,] the Settlement Date [and each Option Closing Date] in relation to the preliminary prospectus, the Disclosure Package and the Prospectus, as applicable, as amended and supplemented to such date.
Subject to the terms and conditions set forth herein and the terms and conditions of the Sales Agreement which are incorporated herein by reference as described above, the Company agrees to issue and sell to the Agent[s] and the latter agrees [severally] to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto [and, if the Agent shall exercise its option to purchase all or any of the Additional Securities as described above, the Company agrees to issue and sell to the

Agent and the Agent agrees to purchase from the Company such Additional Securities at the time and place specified pursuant to and at the purchase price set forth in this Terms Agreement.]
During the period commencing on and including the date hereof and continuing through and including the [ ò ]th day following the date hereof (such period being referred to herein as the “Lock-up Period”), the Company and the Operating Partnership will not, without the prior written consent of the Agent[s] (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company and the Operating Partnership may, without the prior written consent of the Agent[s] (A) effect the transactions contemplated hereby, (B) grant or issue Shares, including the Series A Preferred Shares and Series B Preferred Shares, options to purchase Shares, including the Series A Preferred Shares and Series B Preferred Shares, or OP Units upon exercise of options, restricted Shares, LTIP Units and other equity-based awards pursuant to the 2024 Equity Incentive Plan and Shares or OP Units upon the exercise, redemption, conversion or exchange of convertible or exchangeable securities, including OP Units and LTIP Units, described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (C) issue Shares or securities convertible into or exchangeable for Shares, including OP Units, LTIP Units and DownREIT OP Units (assuming a one-for-one exchange for Common Shares), Series A-1 Preferred Units (assuming a one-for-one exchange for Series A Preferred Shares) and Series B Preferred Units (assuming a one-for-one exchange for 6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of the Company) (in the aggregate not to exceed twenty percent (20.0%) of the number of Common Shares on fully a diluted basis, including OP Units, LTIP Units and DownREIT OP Units (assuming a one-for-one exchange for Common Shares) outstanding in aggregate as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, upon the completion of this offering without giving effect to the issuance of any Additional Securities) in connection with the acquisition of self-storage properties or companies that manage self-storage properties; provided, in the case of clause (C), holders of such Shares or securities convertible into or exchangeable for Shares, as the case may be, agree in writing with the Agent[s] not to sell, offer, dispose of or otherwise transfer any such Shares or securities convertible into or exchangeable for Shares during such Lock-up Period without the prior written consent of the Agent[s] (which consent may be withheld in their sole discretion); provided, however, that holders of such Shares or securities convertible into or exchangeable for Shares, as the case may be, shall not be required to agree in writing with the Agent[s] not to sell, offer, dispose of or otherwise transfer any such Shares or securities convertible into or exchangeable for shares during such Lock-Up Period without the prior consent of the Agent[s] if (i) the holders have entered into a lock-up agreement with the Company and the Operating Partnership and (ii) each of the Company and the Operating Partnership agree that it will not waive the provisions of such lock-up agreement with the holders during the Lock-Up Period without the prior written consent of the Agent[s] (which consent may be withheld in their sole discretion). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.
The Agent[s] shall have the right, by giving written notice as specified in the Sales Agreement, to terminate this Terms Agreement if at any time on or prior to the Settlement Date specified on the Schedule hereto [or, if Additional Securities are to be purchased on an Option Closing Date, to terminate the Agent’s[Agents’] obligation[s] to purchase such Additional Securities on such Option Closing Date if at any time on or prior to such Option Closing Date] : (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York or Colorado authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Agent there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Agent may interfere materially with the conduct of the business and operations of the Company or the Operating Partnership regardless of whether or not such loss shall have been insured. Except as otherwise provided in the Sales Agreement, any termination pursuant to this paragraph shall be without liability on the part of (a) the Company or the Operating Partnership to the Agent or (b) the Agent to the Company or the Operating Partnership.
If any condition specified in Section 5 of the Sales Agreement that is applicable to the transactions contemplated by this Agreement or any condition specified in this Agreement is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Agent[s] by notice to the Company at any time on or prior to the Settlement Date set forth on the Schedule attached hereto [or, with respect to any Additional Securities that the Agent[s] [has][have] elected to purchase, the Agent[s] may, at any time prior to the applicable Option Closing Date, terminate its obligation to purchase such Additional Securities], which termination shall be without liability on the part of any party to any other party, except as otherwise provided in the Sales Agreement or in this Agreement.

This Agreement and the Sales Agreement constitute the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the transactions contemplated hereby.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent[s], the Company and the Operating Partnership in accordance with its terms.
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.
[Signature Page Follows]

Very truly yours,

NATIONAL STORAGE AFFILIATES TRUST

By:
Name:
Title:

By:
Name:
Title:

NSA OP, LP

By:	National Storage Affiliates Trust, its sole General Partner

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof:

[Agent[s]],

By:
Name: Title: Authorized Representative

Schedule
Number of Purchased Securities to be sold by the Company:
Number of Additional Securities which may be purchased by Agent[s]:
Price per Purchased Security to be paid by Agent[s]:
Settlement Date:
Time of Delivery:
Delivery Location:

EXHIBIT B
INSTRUCTION NOTICE
[Date]
[ò]

Attn: [__________]

Reference is made to the Sale Agreement, dated as of [ ò ], 2024, among National Storage Affiliates Trust (the “Company”), NSA OP, LP (the “Operating Partnership”), (i) BofA Securities, Inc., BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc. (as forward seller through BTIG, LLC), Regions Securities LLC, Robert W. Baird & Co. Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC, and (ii) Bank of America, N.A., Bank of Montreal, Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers. The Company confirms that all conditions to the delivery of this Instruction Notice are satisfied as of the date hereof.
Date of Delivery of Instruction Notice (determined pursuant to Section 3(b)(i)): _______________________
Aggregate Sales Price the Shares to be sold:
    $
Selling Commission:    ____ percent ([ ò ]%) of the aggregate Sales Prices of     the Shares sold pursuant to this Instruction Notice)
Number of Days in Selling Period:
First Date of Selling Period:
Last Date of Selling Period:
Settlement Date(s) if other than standard T+1 settlement:

Floor Price Limitation: $ ____ per Common Share
Comments:
B-1

NATIONAL STORAGE AFFILIATES TRUST

By:
Name:
Title:
A-2

EXHIBIT C

[Clifford Corporate Opinion]
C-1

EXHIBIT D
[Venable Opinion]
D-1

EXHIBIT E
[Clifford Tax Opinion]

E-1

EXHIBIT F

FORM OF FORWARD INSTRUCTION NOTICE

From:        National Storage Affiliates Trust
Cc:        NSA OP, LP
To:        [Agent]
Subject:    Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated as of [●] (the “Sales Agreement”), among National Storage Trust, a Maryland corporation (the “Company”), NSA OP, LP, a Delaware limited partnership and direct subsidiary of the Company (the “Operating Partnership”, and among other parties, [Forward Seller], as sales agent, forward seller and/or principal (in any such capacity, an “Agent”), and [Forward Purchaser], as forward purchaser (in such capacity, a “Forward Purchaser”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Sales Agreement or the Form of Registered Forward Confirmation set forth in Exhibit G (the “Form Confirmation”) to the Sales Agreement.
The Company desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period:	[●]-[●]
Maximum Number of Shares to be Sold:	[●]
Aggregate Maximum Forward Hedge Amount:	$[●]
Floor Price per Share(1):	$[●]
Forward Seller Commission:	[●]%
Spread:	[●]%
Number of Scheduled Trading Days for the purposes of the “Additional Adjustment” provision in the Form Confirmation:	[●]
Initial Stock Loan Rate:	[●]%
Maximum Stock Loan Rate for the purposes of Section 3(b)(ix) of the Sales Agreement:	[●]%
F-1

Final Date:	[●], 20[●]
Forward Price Reduction Dates / Amounts ($):	[●], 20[●] / $[●] [●], 20[●] / $[●] [●], 20[●] / $[●] [●], 20[●] / $[●]
Number of Scheduled Trading Days in the notice period for Cash Settlement / Net Share Settlement election:
Other Deviations from the Form Confirmation:	[●]
(1) Adjustable by the Company during the Forward Hedge Selling Period.

Very truly yours,

NATIONAL STORAGE AFFILIATES TRUST

By:
Name:
Title:
F-2

EXHIBIT G
FORM OF FORWARD CONFIRMATION

FORM OF CONFIRMATION

FORM OF REGISTERED FORWARD CONFIRMATION

Date: [__]

To: National Storage Affiliates Trust
8400 East Prentice Avenue
9th Floor
Greenwood Village, Colorado 80111

From: [DEALER NAME AND NOTICE INFORMATION]

Re: Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and National Storage Affiliates Trust (“Counterparty”) on the Trade Date specified below (the “Transaction”) in accordance with and subject to the terms of the Sales Agreement dated as of [ ˜ ], 2024 between Counterparty and its subsidiary NSA OP, LP and, among other parties (i) [DEALER / DEALER AFFILIATE], as sales agent, forward seller and/or principal and (ii) [DEALER] as forward purchaser (the “Sales Agreement”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. This letter agreement, as supplemented by the pricing supplement setting forth certain additional terms of the Transaction determined in accordance with the terms of this Confirmation and the Sales Agreement in substantially the form of Annex A hereto (as executed and delivered by the parties hereto, the “Pricing Supplement”), shall be a “Confirmation” for purposes of the Agreement specified below.
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.
1. This Confirmation, as supplemented by the Pricing Supplement, evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, along with the related Pricing Supplement, shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the election of USD as the Termination Currency and the election of the laws of the State of New York (without reference to choice of law doctrine) as the governing law and the provisions of this Confirmation). In the event of any inconsistency between provisions of the Agreement, this Confirmation, the Pricing Supplement and the Equity Definitions, the following will prevail for the purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) this Confirmation; (iii) the Equity Definitions; and (iv) the Agreement. The parties hereby agree that, other than the Transaction to which this Confirmation relates, no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:

Trade Date:	[___]
Effective Date:	The first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the terms and conditions of the Sales Agreement through [DEALER] or its affiliate acting as forward seller for Dealer pursuant to the Sales Agreement have settled.
Seller:	Counterparty
Buyer:	Dealer
Shares:	The common shares of beneficial interest of Counterparty, USD 0.01 par value per share (Ticker Symbol: “NSA”)
Number of Shares:
Until the first Settlement Date, the Initial Number of Shares; provided that, on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares to be settled on such date (in the case of Physical Settlement) or the number of Settlement Shares for the applicable Settlement (in the case of Cash Settlement or Net Share Settlement).

Hedge Completion Date:
The earliest of (i) the date specified in writing as the Hedge Completion Date by Dealer in accordance with the Sales Agreement, (ii) any Settlement Date and (iii) [_________]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a Pricing Supplement specifying the aggregate number of Shares sold through Dealer or its affiliate acting as a forward seller pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined by Dealer in accordance with the terms hereof

Initial Forward Price:
As specified in the Pricing Supplement, to be the product of (i) 100% minus the Forward Seller Commission and (ii) the per-Share volume weighted average price at which sales of Shares are executed on behalf of Dealer as forward purchaser pursuant to the Sales Agreement (for the avoidance of doubt, giving effect to any reductions in respect of any commissions) during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate in a commercially reasonable manner to (i) reflect the application on each day during such period of the Daily Rate for such day to the then-Initial Forward Price as of such day (except in respect of the sale prices for the Hedge Completion Date and which, for the avoidance of doubt, may be based on sales of such Shares that have settled) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on any Forward Price Reduction Date occurring on or before the Hedge Completion Date, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof).

Forward Seller Commission:	[_____]%
Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b) on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.
Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable Hedge Positions in respect of the Transaction).

Daily Rate:
For any day, a rate (which may be positive or negative) equal to (i) (a) Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360

Overnight Bank Rate:
For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[___]%
Prepayment:	Not Applicable
Variable Obligation:	Not Applicable
Forward Price Reduction Dates:	As set forth on Schedule I
Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Exchange:	New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company
Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction for Dealer to refrain from or decrease any market activity in connection with the Transaction.
Settlement:
Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:
Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:
(a) designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [__]Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Counterparty at least one Scheduled Trading Day prior to such specified Settlement Date); or
(b) designated by Dealer as a “Settlement Date” pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;
(A) provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and (B) provided further that, following the occurrence of at least three consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	[___](or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).
Settlement Shares:
(a) With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 10,000 and the Number of Shares at that time; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;
in each case with the Number of Shares determined taking into account pending Settlement Shares.
Settlement Method Election:
Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least one Scheduled Trading Day prior to the applicable Settlement Date.

Settlement Notice Requirements:
Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, including (x) a representation in the form set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a representation that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstance to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer of evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

Physical Settlement:
If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Share

Physical Settlement Amount:
For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.
Cash Settlement Amount:
An amount determined by the Calculation Agent equal to:
(a) (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; min
(b) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:
On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:
With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.
Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.
Share Cap:
Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:
Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof, and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words “that is within the Issuer’s control” immediately after the word “event”. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.
Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any [__] consecutive Scheduled Trading Days, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [__] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [__] basis points per annum during such period.

Extraordinary Events:
Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Section 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”
Non-Reliance:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable
Additional Acknowledgments:	Applicable
Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to any affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer’s ultimate parent entity, without the consent of Counterparty; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement.

3. Calculation Agent:
Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five (5) Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4. Account Details:
(a) Account for delivery of Shares to Dealer:	To be furnished
(b) Account for delivery of Shares to Counterparty:	To be furnished
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
5. Offices:
The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party
The Office of Dealer for the Transaction is: [___]
6. Notices: For purposes of this Confirmation:

(1)Address for notices or communications to Counterparty:

National Storage Affiliates Trust
8400 East Prentice Avenue
9th Floor
Greenwood Village, Colorado 80111
Attention: [_____________]
Telephone: [_____________]
Facsimile: [_____________]

1.Address for notices or communications to Dealer: [_____________]
7. Other Provisions:
(a) Conditions to Effectiveness. This Transaction shall be effective if and to the extent that any Shares are sold on or after the Trade Date and on or prior to the Hedge Completion Date by Dealer or its affiliate acting as forward seller for Dealer pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.
(b) Sales Agreement Representations, Warranties and Covenants. On the Trade Date and on each date during the Hedge Selling Period on which Dealer or its affiliates sells any Shares, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer.
(c) Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(d) Agreements and Acknowledgments Regarding Shares.
(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.
(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Section 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.
(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.
(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its reasonable efforts, based on the advice of counsel, to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.
(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:
(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.
(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (A) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (B) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. Counterparty and its Affiliates has not entered into or altered, and shall not enter into or alter, any transaction that hedges or offsets the Transaction. For purposes of the foregoing: (x) “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity, and (y) “control” when used with respect to any person or entity, means ownership of 50% or more of the voting power or value of such person or entity.
(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).
(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or Counterparty reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.
(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might reasonably be expected to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.
(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) or 102(b)(7) of Regulation M, that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.
(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.
(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.
(x) Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act; provided that Counterparty makes no such acknowledgment with respect to any law, rule, regulation or regulatory order that is applicable to Dealer solely because of the specific assets or business of Dealer or any of its affiliates.
(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.
(xiii) Counterparty (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (C) is entering into this Transaction for a bona fide business purpose.
(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.
(xv) In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws. For the avoidance of doubt, this Section 7(e)(xv) shall not apply to such Number of Shares as are scheduled to settle on the Final Date pursuant to the proviso (A) set forth opposite the caption “Settlement Date” above.
(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:
(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to [___]basis points per annum (each, a “Stock Borrow Event”);
(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
(iii) ISDA Termination.
(A) Dealer has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as a result of an Event of Default under Section 5(a)(i) of the Agreement (in which case Section 6 of the Agreement will apply) or to the extent the provisions of Section 7(m) below apply, the provisions of Section 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement; or
(B) Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as a result of an Event of Default under section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party (in which case Section 6 of the Agreement will apply[, subject to the provisions of Section 7(x) hereof), the provisions of Section 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement.
(iv) Other ISDA Events. The announcement of any event that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Hedging

Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided further that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or
(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.
(g) Termination Settlement. Upon the occurrence of any Acceleration Event (other than as provided for in Section 7(f)), Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such ISDA Event pursuant to Section 6 of the Agreement) shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, provided that, in case of designation by Dealer, Dealer shall have the right to select the number of Settlement Shares relating to such Termination Settlement Date and, in case of designation by Counterparty, the number of Settlement Shares relating to such Termination Settlement Date shall be the Number of Shares on such Termination Settlement Date; further provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph 7(d)(ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.
(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.
(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).
(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto), except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of

Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.
(j) Waiver of Trial by Jury. Each of Counterparty and Dealer hereby irrevocably waives (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders) all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Transaction or the actions of DEALER or its affiliates in the negotiation, performance or enforcement hereof.
(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.
(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.
(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.
(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements or with related policies and procedures applicable to Dealer that generally apply to transactions of a nature and kind similar to the Transaction.
(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the Number of Shares and (2) the denominator of which is the number of Shares outstanding on such day.
(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder, including any “group” of which Dealer or its affiliates is a part, (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common shares or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership and transfers set forth in Article VII of Counterparty’s Declaration of Trust (the “Counterparty Stock Ownership Restriction”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly so beneficially own in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restriction. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly so beneficially own in excess of the Exchange Limit or (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction, as applicable.
In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.
(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.
(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common shareholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.
(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff; provided that [(and without prejudice to the provisions of Section 7(x) hereof], if an Event of Default under Section 5(a)(vii) occurs with respect to Dealer, Section 6(f) of the Agreement shall apply.
(u) Tax Matters.
(i) For the purpose of Section 3(f) of the Agreement:
(A) Dealer makes the following representations:
[(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.
(2) It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]
[(1) It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes and each payment received or to be received by it under this Agreement will be effectively connected with its conduct of a trade or business in the United States.](B) Counterparty makes the following representations:
(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.
(2) It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(ii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(iii) HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.
(iv) Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, obsolete or incorrect.
(v) Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.
(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).
(w) Other Forward(s). Dealer acknowledges that Counterparty has entered into or may enter in the future into one or more substantially identical forward transactions for Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more Forward Purchasers (as defined in the Sales Agreement), other than [DEALER]. Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).
(x) [U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.
“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]
(y) [Other Matters. Insert any boilerplate terms or provisions applicable to Dealer]
[Signature Page Follows]

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,
[NAME OF DEALER]

By: _______________________________
Name:
Title:

Confirmed as of the date first above written:

NATIONAL STORAGE AFFILIATES TRUST

By: _______________________________
Name:
Title:

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.00
[___], 20[__]	USD [___]
[___], 20[__]	USD [___]
[___], 20[__]	USD [___]
[___], 20[__]	USD [___]
Final Date	USD 0.00

ANNEX A
FORM OF PRICING SUPPLEMENT

Date: [__]

To: National Storage Affiliates Trust
5200 DTC Parkway
Suite 200
Greenwood Village, CO 80111

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [__] (the “Confirmation”) between National Storage Affiliates Trust (“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,
(a) the Hedge Completion Date is [__________];
(b) the Initial Number of Shares shall be [__________], subject to further adjustment in accordance with the terms of the Confirmation; and
(c) the Initial Forward Price shall be USD [__________].

Very truly yours,
[DEALER NAME]

By: _______________________________
Name:
Title:

Confirmed as of the date first above written:

NATIONAL STORAGE AFFILIATES TRUST

By: _______________________________
Name:
Title: